UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 23, 2010 (September 22, 2010)

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300

Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(805) 322-9655

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.*

First California Financial Group, Inc. (“First California”) disclosed the addition of two loans to nonaccrual status for an aggregate of approximately $12.5 million. One loan represents a completed 250-unit apartment complex in Anaheim, California. Although all principal and interest is current on this approximately $4.8 million loan, we placed approximately $3.7 million of the loan, representing the estimated excess of the loan over the cash collateral, on nonaccrual status given the uncertainty of the housing market. No charge-offs were recognized on this loan. The other loan represents a $15.0 million revolving credit facility to purchase and develop a film library of which approximately $12.2 million is outstanding as of the date of this report. The recession has negatively affected the cash flow from the film library and we charged-off approximately $3.4 million, representing the estimated excess of the loan advances over the value of the film library. We believe a default has occurred and we are no longer required to make advances. These loans are participations in credit facilities also known as shared national credits. In addition to the two loans discussed above, First California has a portfolio of twelve other shared national credit participations of which approximately $14.5 million is outstanding as of the date of this report.

First California had previously disclosed it received full payment on an approximately $4.5 million nonaccrual completed residential construction loan early in the 2010-third quarter and has since experienced generally favorable trends in asset quality; however, because of the actions described above, First California expects higher nonaccrual loans, net loan charge-offs and provision for loan losses for the 2010-third quarter than the preceding quarter. First California expects the ratio of the allowance for loan losses to loans and all capital ratios for the 2010-third quarter to be comparable to the 2010-second quarter. In addition, First California expects gains from securities transactions for the 2010-third quarter will be approximately $1.0 million higher than the amounts in the preceding quarter.

*	The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First California Financial Group, Inc. under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

The information in this Form 8-K contains certain forward-looking information about First California that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements, except as required by law. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in First California’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other reports filed by it with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: September 23, 2010	By:	/S/ ROMOLO SANTAROSA
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

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